Exhibit 99.1
Investor Contact: Brad Ankerholz
Graphic Packaging Holding Company
770-644-3062
Graphic Packaging Holding Company Reports Third Quarter 2012 Results
Financial Highlights

•	Q3 Net Sales increased 2.9% versus the prior year period.

•	Q3 Adjusted Earnings per Share were $0.11 versus $0.09 in the prior year period.

•	Q3 Adjusted EBITDA increased 12.4% to $170.8 million, versus $152.0 million in the prior year period.

•	Q3 cash flow from operations was $145.8 million versus $81.3 million in the prior year period.

MARIETTA, GA, October 25, 2012. Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading provider of packaging solutions to food, beverage and other consumer products companies, today reported Net Income for third quarter 2012 of $40.1 million, or $0.10 per share, based upon 398.2 million weighted average diluted shares. This compares to third quarter 2011 Net Loss of $(47.5) million, or $(0.12) per share, based upon 390.6 million weighted average shares.
Adjusted Net Income for the third quarter of 2012 was $42.8 million, or $0.11 per diluted share, when adjusted for $2.7 million of special charges (net of tax) related to integration costs of Graphic Flexible Packaging. This compares to third quarter 2011 Adjusted Net Income of $33.8 million, or $0.09 per diluted share.
“We posted a very solid quarter in a challenging operating environment,” said CEO David Scheible. “Sales to our core folding carton markets were up over 4 percent compared to last year despite continued softness in end-consumer demand. Recent wins in corrugated substitution, pasta and frozen foods helped offset the overall weak market conditions. We also drove higher margins through strong manufacturing performance at both our mills and converting plants as we produced more tons, and internally converted more of those tons than a year ago. In total, improved manufacturing performance, cost savings from supply chain optimization and continuous improvement initiatives added $16 million in benefit this quarter.”

Net Sales
Net Sales increased 2.9% to $1,104.7 million during third quarter 2012, compared to third quarter 2011 Net Sales of $1,073.3 million. The $31.4 million increase primarily resulted from $35.9 million of favorable volume/mix. This was partially offset by $5.5 million of unfavorable exchange rates. Pricing was relatively flat during the quarter, contributing $1.0 million to the increase in sales.
On a segment basis, Paperboard Packaging sales, which comprised 84.1% of total third quarter Net Sales, increased 1.7% compared to the third quarter of 2011. Net sales in the Flexible Packaging segment increased 9.9% compared to the third quarter of 2011. The increase was primarily the result of the addition of Delta Natural Kraft, LLC and Mid-America Packaging, LLC on December 8, 2011.
Attached is supplemental data showing Net Tons Sold, Net Sales and Income (Loss) from Operations by business segment for the first, second and third quarters of 2012 and each quarter of 2011.

EBITDA
EBITDA for third quarter 2012 was $166.4 million. Excluding $4.4 million of special charges primarily related to Graphic Flexible Packaging integration costs, Adjusted EBITDA was $170.8 million. This compares to third quarter 2011 EBITDA of $54.4 million and Adjusted EBITDA of $152.0 million.
When comparing against the prior year quarter, Adjusted EBITDA in the third quarter of 2012 was positively impacted by $15.6 million of improved operating performance and cost reduction initiatives, $2.8 million of cost deflation, $2.2 million of favorable volume/mix and $1.0 million of higher pricing. These benefits were partially offset by $2.8 million of unfavorable exchange rates/other.

Other Results
Taking cash and cash equivalents into account, Total Net Debt at the end of the third quarter 2012 was $1,940.7 million. This represents a reduction of $153.3 million in Total Net Debt since December 31, 2011. At the end of the third quarter 2012, the Company had available domestic liquidity of $685.2 million, including the undrawn availability under its $1.0 billion revolving credit facility.
The Company generated $145.8 million of Net Cash Provided by Operating Activities in the third quarter of 2012, compared to $81.3 million in the third quarter of 2011. Net Interest Expense was $26.1 million in the third quarter of 2012, compared to $34.8 million in the third quarter of 2011. The decrease was due to both lower debt balances and lower effective interest rates. Capital expenditures for third quarter of 2012 were $47.5 million compared to $37.6 million in the third quarter of 2011. The increase was primarily the result of the timing of capital expenditures related to the Macon, GA biomass boiler project and the integration of Graphic Flexible Packaging.
Third quarter 2012 Income Tax Expense was $27.0 million, compared to a $5.6 million benefit in the third quarter of 2011. The change was primarily due to an increase in the Company's effective tax rate to a more normalized level as a result of the fourth quarter 2011 release of a tax valuation allowance. The valuation allowance release was based on the Company's assessment that it is more likely than not that the Company's U.S. federal and a substantial portion of its state deferred tax assets will be realized. The Company has approximately $1.0 billion of NOLs for U.S. federal income tax purposes, which may be used to offset future taxable income.
Please note that a tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted Net Income and Total Net Debt is attached to this release.

Earnings Call
The Company will host a conference call at 10:00 a.m. eastern time today (October 25, 2012) to discuss the results of third quarter 2012. To access the conference call, listeners calling from within North America should dial 800-392-9489 at least 10 minutes prior to the start of the conference call (Conference ID # 38721503). Listeners may also access the audio webcast, along with a slide presentation, at the Investor Relations section of the Graphic Packaging website: http://www.graphicpkg.com. Replays of the call can be accessed for one week by dialing 855-859-2056.

Forward Looking Statements
Any statements of the Company's expectations in this press release constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements, including but not limited to assessments regarding the Company's deferred tax assets, are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, inflation of and volatility in raw material and energy costs, cutbacks in consumer spending that could affect demand for the Company's products or actions taken by our customers in response to the difficult economic environment, continuing pressure for lower cost products, the Company's ability to implement its business strategies, including productivity initiatives and cost reduction plans, the Company's debt level, currency movements and other risks of conducting business internationally, volatility in the credit and securities markets and the impact of regulatory and litigation matters, including the continued availability of the Company's net operating loss offset to taxable income, and those that impact the Company's ability to protect and use its intellectual property. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE:GPK), headquartered in Marietta, Georgia, is a leading provider of packaging solutions for a wide variety of products to food, beverage and other consumer products companies.  The Company is one of the largest producers of folding cartons and holds a leading market position in coated-unbleached kraft, coated-recycled boxboard multi-wall bag and specialty packaging. The Company's customers include some of the most widely recognized companies in the world. Additional information about Graphic Packaging, its business and its products, is available on the Company's web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions, except per share amounts	2012	2011	2012	2011
Net Sales	$1,104.7	$1,073.3	$3,283.8	$3,154.6
Cost of Sales	915.8	919.3	2,728.9	2,677.0
Selling, General and Administrative	95.1	75.8	286.7	255.2
Other Income, Net	(1.0)	(0.4)	(3.0)	(1.6)
Goodwill Impairment, Restructuring and Other Special Charges	3.4	96.3	12.1	96.8
Income (Loss) from Operations	91.4	(17.7)	259.1	127.2
Interest Expense, Net	(26.1)	(34.8)	(85.6)	(110.7)
Loss on Modification or Extinguishment of Debt	—	(1.3)	(8.9)	(2.1)
Income (Loss) before Income Taxes and Equity Income of Unconsolidated Entities	65.3	(53.8)	164.6	14.4
Income Tax (Expense) Benefit	(27.0)	5.6	(68.6)	(4.7)
Income (Loss) before Equity Income of Unconsolidated Entities	38.3	(48.2)	96.0	9.7
Equity Income of Unconsolidated Entities	0.6	0.7	1.6	1.6
Net Income (Loss)	$38.9	$(47.5)	$97.6	$11.3
Net Loss Attributable to Noncontrolling Interests	1.2	—	2.1	—
Net Income (Loss) Attributable to Graphic Packaging Holding Company	$40.1	$(47.5)	$99.7	$11.3

Net Income (Loss) Per Share Attributable to Graphic Packaging Holding Company - Basic	$0.10	$(0.12)	$0.25	$0.03
Net Income (Loss) Per Share Attributable to Graphic Packaging Holding Company - Diluted	$0.10	$(0.12)	$0.25	$0.03

Weighted Average Number of Shares Outstanding - Basic	396.1	390.6	394.8	371.4
Weighted Average Number of Shares Outstanding - Diluted	398.2	390.6	397.5	376.8

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
In millions, except share and per share amounts	2012	2011

ASSETS
Current Assets:
Cash and Cash Equivalents	$36.5	$271.8
Receivables, Net	462.2	401.9
Inventories, Net	503.5	474.2
Other Current Assets	84.5	160.2
Total Current Assets	1,086.7	1,308.1
Property, Plant and Equipment, Net	1,609.7	1,631.7
Goodwill	1,120.7	1,135.7
Intangible Assets, Net	507.6	535.9
Other Assets	46.6	38.3
Total Assets	$4,371.3	$4,649.7

LIABILITIES
Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$64.4	$30.1
Accounts Payable	401.0	411.4
Interest Payable	24.9	23.0
Other Accrued Liabilities	197.9	181.0
Total Current Liabilities	688.2	645.5
Long-Term Debt	1,912.8	2,335.7
Deferred Income Tax Liabilities	69.0	63.0
Other Noncurrent Liabilities	401.1	424.0

Redeemable Noncontrolling Interests	13.7	14.8

SHAREHOLDERS’ EQUITY
Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $.01 per share; 1,000,000,000 shares authorized; 393,706,302 and 389,474,786 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	3.9	3.9
Capital in Excess of Par Value	2,183.0	2,177.5
Accumulated Deficit	(631.7)	(731.4)
Accumulated Other Comprehensive Loss	(266.8)	(282.1)
Total Graphic Packaging Holding Company Shareholders’ Equity	1,288.4	1,167.9
Noncontrolling Interests	(1.9)	(1.2)
Total Equity	1,286.5	1,166.7
Total Liabilities and Equity	$4,371.3	$4,649.7

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
In millions	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$97.6	$11.3
Noncash Items Included in Net Income:
Depreciation and Amortization	202.0	209.2
Goodwill Impairment Charge	—	96.3
Deferred Income Taxes	60.1	(0.7)
Amount of Postretirement Expense Less Than Funding	(11.7)	(30.7)
Other, Net	36.7	24.9
Changes in Operating Assets & Liabilities	(96.4)	(111.4)
Net Cash Provided by Operating Activities	288.3	198.9

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(128.4)	(108.4)
Acquisition of Business	—	(51.9)
Proceeds from Sale of Assets	17.2	—
Other, Net	(3.0)	(2.8)
Net Cash Used in Investing Activities	(114.2)	(163.1)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net Proceeds from Issuance of Common Stock	—	237.7
Repurchase of Common Stock	—	(32.9)
Proceeds from Issuance or Modification of Debt	1,000.0	—
Payments on Debt	(1,690.9)	(223.3)
Borrowings under Revolving Credit Facilities	1,028.6	75.2
Payments under Revolving Credit Facilities	(729.2)	(73.3)
Redemption and Debt Issuance Costs	(22.3)	—
Repurchase of Common Stock related to Share-Based Payments	(10.6)	—
Other, Net	13.7	(0.2)
Net Cash Used in Financing Activities	(410.7)	(16.8)

Effect of Exchange Rate Changes on Cash	1.3	(0.6)

Net (Decrease) Increase in Cash and Cash Equivalents	(235.3)	18.4
Cash and Cash Equivalents at Beginning of Period	271.8	138.7
Cash and Cash Equivalents at End of Period	$36.5	$157.1

Reconciliation of Non-GAAP Financial Measures
The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, equity income of unconsolidated entities, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net Income, Net Leverage Ratio and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges associated with: the Company's business combinations; goodwill and asset impairments; and the modification or extinguishment of debt. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.
EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions, except per share amounts	2012	2011	2012	2011
Net Income (Loss) Attributable to Graphic Packaging Holding Company	$40.1	$(47.5)	$99.7	$11.3
(Subtract) Add:
Net Loss Attributable to Noncontrolling Interests	(1.2)	—	(2.1)	—
Income Tax Expense (Benefit)	27.0	(5.6)	68.6	4.7
Equity Income of Unconsolidated Entities	(0.6)	(0.7)	(1.6)	(1.6)
Interest Expense, Net	26.1	34.8	85.6	110.7
Depreciation and Amortization	75.0	73.4	225.0	219.6
EBITDA	166.4	54.4	475.2	344.7
Restructuring and Other Special Charges	4.4	—	13.1	1.7
Goodwill Impairment Charge	—	96.3	—	96.3
Loss on Modification or Extinguishment of Debt	—	1.3	8.9	2.1
Adjusted EBITDA	$170.8	$152.0	$497.2	$444.8

Net Income (Loss) Attributable to Graphic Packaging Holding Company	$40.1	$(47.5)	$99.7	$11.3
Restructuring and Other Special Charges (Net of Tax)	2.7	—	8.0	1.7
Goodwill Impairment Charge (Net of Tax)	—	80.0	—	80.0
Loss on Modification or Extinguishment of Debt (Net of Tax)	—	1.3	5.4	2.1
Adjusted Net Income	$42.8	$33.8	$113.1	$95.1

Per Share — Basic
Net Income (Loss) Attributable to Graphic Packaging Holding Company	$0.10	$(0.12)	$0.25	$0.03
Restructuring and Other Special Charges (Net of Tax)	0.01	—	0.02	0.00
Goodwill Impairment Charge (Net of Tax)	—	0.20	—	0.22
Loss on Modification or Extinguishment of Debt (Net of Tax)	—	0.00	0.01	0.01
Adjusted Net Income*	$0.11	$0.09	$0.29	$0.26

Per Share — Diluted
Net Income (Loss) Attributable to Graphic Packaging Holding Company	$0.10	$(0.12)	$0.25	$0.03
Restructuring and Other Special Charges (Net of Tax)	0.01	—	0.02	0.00
Goodwill Impairment Charge (Net of Tax)	—	0.20	—	0.21
Loss on Modification or Extinguishment of Debt (Net of Tax)	—	0.00	0.01	0.01
Adjusted Net Income*	$0.11	$0.09	$0.28	$0.25
* May not foot due to rounding

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	September 30,	September 30,	December 31,
In millions	2012	2011	2011
Net Income Attributable to Graphic Packaging Holding Company	$365.3	$30.9	$276.9
(Subtract) Add:
Net Loss Attributable to Noncontrolling Interests	(3.8)	—	(1.7)
Income Tax (Benefit) Expense	(165.9)	2.4	(229.8)
Equity Income of Unconsolidated Entities	(2.1)	(1.8)	(2.1)
Interest Expense, Net	119.8	151.2	144.9
Depreciation and Amortization	297.7	293.7	292.3
EBITDA	611.0	476.4	480.5
Charges Associated with Business Combinations	10.9	1.7	2.4
Asset Impairment and Other Special Charges	12.9	—	10.0
Goodwill Impairment Charge	—	96.3	96.3
Loss on Modification or Extinguishment of Debt	8.9	3.1	2.1
Adjusted EBITDA	$643.7	$577.5	$591.3

	September 30,	September 30,	December 31,
Calculation of Net Debt:	2012	2011	2011
Short-Term Debt and Current Portion of Long-Term Debt	$64.4	$19.4	$30.1
Long-Term Debt	1,912.8	2,344.3	2,335.7
Less:
Cash and Cash Equivalents	(36.5)	(157.1)	(271.8)
Total Net Debt	$1,940.7	$2,206.6	$2,094.0

Net Leverage Ratio (Net Debt/Adjusted EBITDA)	3.01	3.82	3.54

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2012
Net Tons Sold (000's)
Paperboard Packaging	596.0	621.8	629.6
Flexible Packaging	N.M.	N.M.	N.M.

Net Sales ($ Millions):
Paperboard Packaging	$883.3	$928.1	$929.0
Flexible Packaging	183.9	183.8	175.7
Total	$1,067.2	$1,111.9	$1,104.7	$—

Income (Loss) from Operations ($ Millions):
Paperboard Packaging	$88.2	$121.9	$115.3
Flexible Packaging	(1.4)	(7.5)	(9.4)
Corporate	(15.8)	(17.7)	(14.5)
Total	$71.0	$96.7	$91.4	$—

2011
Net Tons Sold (000's)
Paperboard Packaging	600.4	636.3	627.4	618.8
Flexible Packaging	N.M.	N.M.	N.M.	N.M.

Net Sales ($ Millions):
Paperboard Packaging	$844.5	$926.2	$913.4	$896.2
Flexible Packaging	156.1	154.5	159.9	155.5
Total	$1,000.6	$1,080.7	$1,073.3	$1,051.7

Income (Loss) from Operations ($ Millions):
Paperboard Packaging	$80.5	$95.1	$96.8	$88.9
Flexible Packaging	2.1	(2.5)	(97.3)	(1.1)
Corporate	(14.0)	(16.3)	(17.2)	(24.7)
Total	$68.6	$76.3	$(17.7)	$63.1